EMPLOYMENT AGREEMENT
                                     BETWEEN
                            NEW FRONTIER MEDIA, INC.
                                       AND
                                 MICHAEL WEINER



         This agreement is dated as of November 6, 2006 ("this Agreement"), and it sets forth the agreement of New Frontier Media, Inc. ("NFM" or "the Company") and Michael Weiner ("Executive") concerning the employment of Executive at NFM.

         Recital: Executive has previously been employed by NFM, pursuant to an Employment Agreement dated as of February 17, 2003, and amendments thereto, all of which are attached as Exhibit A (collectively the "NFM Employment Agreement").

         Accordingly, NFM and Executive hereby agree as follows:

         The terms of the NFM Employment Agreement are incorporated herein by reference. Unless otherwise defined in this Agreement, all defined terms used herein shall have the meaning as set forth in the NFM Employment Agreement.

         The parties hereby agree to amend the NFM Employment Agreement as set forth below. The following provisions replace in their entirety sections 1, 2(A)(i), 2(B)(i), 2(B)(ii), 3(D), and 5 of the NFM Employment Agreement; adds new sections 11(F), 11(G), and 12 to the NFM Employment Agreement; and adds language to sections 4(A)(i) and 4(A)(ii) of the NFM Employment Agreement. Except as expressly modified hereby, the terms and conditions of the NFM Employment Agreement remains in full force and effect.

Section 1. Employment Period

         The end of the Employment Period shall be extended to midnight on March 31, 2009.

Section 2. Terms of Employment

         (A).      Position and Duties

                  (i) During the Employment Period, Executive shall serve as Chief Executive Officer of NFM and shall have such authority and shall perform such executive duties as are commensurate with that position. Executive's services shall be performed at NFM's headquarters in Boulder, Colorado. However, from time to time, Executive may also be required by his job responsibilities to travel on NFM business, and Executive agrees to do so. Executive shall not be required to relocate from the Boulder, Colorado, area unless NFM relocates its corporate headquarters, in which event Executive may be required to relocate to such location.


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

         Subsection (B)(i).  Base Salary

                  For the fiscal year beginning April 1, 2007 and ending March 31, 2008, Executive shall be paid a Base Salary at the annual rate of Six Hundred Thousand Dollars ($600,000) per year. For the fiscal year ending March 31, 2009, Executive shall be paid a Base Salary at the annual rate set by the NFM Board of Directors ("the Board") but not less than Six Hundred Thousand Dollars ($600,000) per year. Base Salary shall be paid in equal installments, on a bi-weekly basis.

         Subsection (B)(ii).  Bonus

                  (a) Discretionary bonus: In addition to Executive's Base Salary, the Board may, in its sole discretion, award to Executive additional annual bonus(es). Any discretionary annual bonus shall be shall be set by the Board in an amount up to, but no greater than, (a) an amount equivalent to Executive's Base Salary for the year ending March 31, 2008, or (b) an amount equivalent to Executive's Base Salary for the year ending March 31, 2009.

                  (b) All bonuses payable to Executive pursuant to subsection
(a), above, shall be paid within two and one-half (2 1/2) months of the end of the fiscal year for which they are awarded. No discretionary bonus shall be payable to Executive in connection with a fiscal year if Executive's employment terminates for cause prior to the end of the fiscal year. Discretionary bonuses following termination prior to the end of the fiscal year for reasons other than cause may be paid depending upon the exercise of Board discretion pursuant to section 2 (B)(ii)(a) above.

Section 3.  Early Termination of Employment

         (D).  Good Reason

                  Executive may terminate his employment for Good Reason. In the event that NFM (i) diminishes Executive's position or responsibilities or (ii) otherwise materially breaches this Agreement, then Executive may voluntarily terminate his employment with NFM for Good Reason. Any such voluntary termination shall be treated the same as a termination without cause by NFM, and the provisions of Section 4(A) of the NFM Employment Agreement shall apply. Further, in such event, Executive shall not be required to provide further services to NFM under this Agreement, and Executive shall be free to seek employment elsewhere without regard to whether any prospective employer is a competitor of NFM.

Section 4.  Obligations of NFM upon Early Termination .

                  Add to the end of paragraph 4(A)(i) the following:

                  In addition, all outstanding unvested options awarded to Executive shall immediately vest upon termination.



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

                  Replace the first sentence of Section 4(A)(ii) with the following:

                  NFM shall continue to pay Executive, in regular bi-weekly installments, Executive's base salary for the duration of the Employment Period or for twenty-four months, whichever is longer.

Section 5.  Change in Control

         (A) DEFINED. For purposes of this Agreement, a "Change in Control" of New Frontier shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the (i) total outstanding shares of common stock of New Frontier, or (ii) the total combined voting power represented by New Frontier's then outstanding voting securities other than by virtue of a merger, consolidation, or similar transaction. However, if any one person, or more than one person acting as a group, owns 50% or more of the total fair market value or total voting power represented by New Frontier's then outstanding voting securities, the increase in beneficial ownership by such person or group or persons will not be considered a Change of Control.

                  (ii) A change in the composition of the Board, as a result of which less than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of New Frontier as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of New Frontier).

                  (iii) New Frontier is a party to a merger, consolidation or consummates a similar transaction with any other business entity after which at least 50% of the total voting power of the resulting entity is not held by the shareholders of New Frontier prior to the merger, or New Frontier adopts, and the stockholders approve, if necessary, a plan of complete liquidation or dissolution of New Frontier, a complete dissolution or liquidation of New Frontier occurs or New Frontier sells or disposes of substantially all of its assets.

         (B) CHANGE OF CONDITIONS OF EMPLOYMENT. In the event of a Change in Control, and in the event that New Frontier thereafter makes any of the following changes, then Executive shall be entitled to voluntarily terminate his employment with New Frontier:


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

                  (i) the assignment to Executive by New Frontier of duties not reasonably consistent with Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term, or

                  (ii) relocation of New Frontier's executive offices outside of the Boulder, Colorado area, or

                  (iii) change in Executive's title as Chief Executive Officer.

In the event of any such voluntary termination permitted by this section, Executive shall be entitled to payment of any accrued entitlements, including, but not limited to, the immediate vesting of all outstanding unvested stock options, in accordance with the terms and conditions of section 4(A)(i) of the Employment Agreement, to the lump-sum payment of an amount equivalent to the Base Salary for the remaining term of this Agreement or twenty-four months, whichever is greater, plus an amount equivalent to the prior year's bonus, and to payment of health insurance in accordance with the terms and conditions of section 4(A)(iii) of the Employment Agreement.

         (C) NON-COMPETE. In the event that Executive voluntarily terminates his employment as permitted by section 5(B) hereinabove, Executive shall be free to seek employment elsewhere without regard to whether any prospective employer is a competitor of New Frontier.

Section 11.  Miscellaneous

                  (F). NFM agrees to defend and indemnify Executive against all claims for acts within the scope of his duties, but excluding acts of gross negligence and willful misconduct.

                  (G). NFM agrees to maintain D&O insurance that covers Executive for all acts within the scope of his duties, but excluding acts of gross negligence and willful misconduct.

Section 12.  Attorneys' Fees and Costs

If any action is commenced to enforce the provisions of this Agreement or for breach of this Agreement, or if this Agreement is asserted as a defense to any action, the parties hereby agree that the prevailing party in any such action shall be entitled, in addition to any other remedies, to an award of reasonable attorneys' fees and costs. This provision does not supersede the arbitration provisions of Section 8 of the Employment Agreement but does supersede the



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

provision which provides discretion to the Arbitrator in connection with an award of reasonable attorneys' fees to the prevailing party.




NEW FRONTIER MEDIA, INC.                            Date:
 A Colorado Corporation

/s/ Karyn Miller                                    11/06/2006
----------------------                              --------------


EXECUTIVE                                           Date:


/s/ Michael Weiner                                  11/06/2006
----------------------                              --------------
Michael Weiner


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

                                                                    Attachment A

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 17, 2003, between Michael Weiner, an individual (the "Executive"), and New Frontier Media, Inc. ("NFM"), a Colorado corporation, recites and provides as follows:

         WHEREAS, NFM desires to retain the services of Executive, and Executive desires to be employed by NFM, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, NFM and Executive agree as follows:

         1. EMPLOYMENT PERIOD. NFM hereby agrees to employ Executive, and Executive hereby agrees to accept employment by NFM, in accordance with the terms and provisions of this Agreement, for the period commencing on February 17, 2003 ("the Effective Date") and ending at midnight on March 31, 2005 (the "Employment Period").

2. TERMS OF EMPLOYMENT.

(A) POSITION AND DUTIES.

                  (i) During the Employment Period, Executive shall perform such duties, and have such title, as NFM, through its Board of Directors or the Board's designee (collectively "the Board"), in its sole discretion, shall determine. The Board has determined that, for the period February 17, 2003 through February 16, 2004, Executive shall serve as President of NFM, with duties commensurate with that position. The Board may, in its sole discretion, change these duties and title at any time after February 16, 2004, but Executive shall not be required to serve in a non-senior management capacity. In addition, the Board may withdraw Executive's appointment as President prior to February 16, 2004, in which case Executive shall not be required to accept any title or perform any services for NFM during the remainder of the Employment Period although this Agreement shall remain in full force and effect.. Executive's services shall be performed principally at NFM's headquarters in Boulder, Colorado. However, from time to time, Executive may also be required by his job responsibilities to travel on NFM business, and Executive agrees to do so. Executive shall not be required to relocate from the Boulder, Colorado area unless NFM relocates its corporate headquarters, in which event Executive may be required to relocate to such location.

                  (ii) During the Employment Period, Executive agrees to devote his full-time attention to the business and affairs of NFM. Executive's employment under this Agreement shall be Executive's exclusive employment during the term of this Agreement.

(B) COMPENSATION.

                  (i) Base Salary. During the Employment Period, Executive shall receive a base salary ("Base Salary"), which shall be paid in equal installments on a biweekly basis, at the rate of Three Hundred Fifteen Thousand Dollars ($315,000.00) per annum.

                  (ii) Bonus. In addition to Executive's Base Salary, Executive may be granted bonus(es) in the sole discretion of the compensation committee of the Board of Directors of NFM.

                  (iii) Expenses. During the Employment Period, Executive shall be entitled to receive reimbursement for all employment-related expenses incurred by Executive in accordance with the policies, practices and procedures of NFM as in effect generally from time to time after the Effective Date with respect to executives of NFM.

                  (iv) Vacation. During the Employment Period, Executive shall be entitled to four weeks paid vacation, which may be used in accordance with the policies, programs and practices of NFM, which are in effect generally from time to time after the Effective Date with respect to other executives of NFM.

                  (v) Sick Leave. During the Employment Period, Executive shall be entitled to be paid sick leave in accordance with the policies, programs and practices of NFM, which are in effect generally from time to time after the Effective Date with respect to other executives of NFM.

                  (vi) Car Allowance. During the Employment Period, Executive shall be entitled to a car allowance of $850 per month, in accordance with NFM's car allowance policy, in lieu of expenses associated with the operation of his automobile.

                  (vii) Other Benefits. During the Employment Period, Executive shall be entitled to such health insurance and other benefits, as are provided generally to other executives at NFM, in accordance with the policies, programs and practices of NFM which are in effect from time to time after the Effective Date.



    3. EARLY TERMINATION OF EMPLOYMENT

     (A) DEATH OR DISABILITY. Executive's employment shall terminate automatically upon Executive's death during the employment period. In the event that Executive is disabled, as a result of mental or physical condition or illness, to perform the material functions of his job, even with reasonable accommodation, for a total of 90 days out of any six-month period, Executive's employment may be terminated after such 90 days by NFM's reasonable and good faith determination that Executive is so disabled. In the event that NFM intends to terminate the employment of Executive because of disability, NFM shall give to Executive 30 days' notice of NFM's intention to terminate Executive's employment. In the event that Executive denies that he is disabled from performing the material functions of his job, Executive may, within 30 days of the date of notice of NFM's intention to terminate, request that his disability be determined by a physician selected by NFM or its insurers and acceptable to Executive, Executive's acceptance of the physician not to be unreasonably withheld. Promptly following such request by Executive, NFM shall arrange for an examination of Executive and Executive shall cooperate fully in such examination. Executive shall remain employed until the physician determines whether Executive is disabled. In the event that the physician determines that Executive is not disabled from performing the material functions of his job, Executive shall continue with his employment. In the event that the physician determines that Executive is disabled from performing the material functions of his job, Executive's employment shall terminate upon such determination.


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


     (B) CAUSE. NFM may terminate Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean and be limited to (i) the conviction of Executive for committing an act of fraud, embezzlement, theft or other act constituting a crime, or the guilty or nolo contendere plea of Executive to such a crime; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, would amount to a crime or offense involving money or property of NFM or its subsidiaries, or which would constitute a felony in the jurisdiction where the act or failure to act has occurred; (iii) material violation of any NFM policy instituted to protect NFM or its employees; (iv) material failure, neglect, or refusal by Executive properly to discharge, perform or observe any or all of Executive's job duties, provided Executive has been given written notice of such failure, neglect or refusal, and has not cured such within 10 days thereafter;
(v) material breach of any of the representations, warranties or covenants set forth in Sections 6 or 7 of this Agreement.


     (C) TERMINATION FOR OTHER REASONS. NFM may terminate the employment of Executive without Cause by giving notice to Executive at least thirty(30) days prior to the Date of Termination. Executive may resign from his employment without Good Reason hereunder by giving notice to NFM at least thirty (30) days prior to the Date of Termination.

     (D) GOOD REASON. Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of the consent of Executive, a reasonable determination by Executive that any of the following has occurred:

         (i) a material breach by NFM of the terms of this Agreement, which breach is not remedied promptly after notice thereof from Executive; or

         (ii) a Change of Control (as defined in Section 5(A)) occurs.

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


     (E) NOTICE OF TERMINATION. Any termination shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(F)). The failure by Executive or NFM to set forth in the Notice of Termination any fact or circumstance shall not waive any right of Executive or NFM hereunder or preclude Executive or NFM from asserting such fact or circumstance in enforcing Executive's or NFM's rights hereunder.

     (F) DATE OF TERMINATION. "Date of Termination" shall mean (i) if Executive's employment is terminated by NFM for Cause, or by Executive for Good Reason, (a) the date of delivery, if by personal delivery; (b) the next day after the date of transmission, if transmitted by facsimile or email; or (c) three calendar days after the date of mailing, if transmitted by first class mail or any permitted later date specified therein; (ii) if Executive's employment is terminated by reason of Executive's death or disability, the date of death, or the effective date of disability as provided herein above; (iii) if Executive's employment is terminated by NFM other than for Cause or Disability or by Executive other than for Good Reason, the Date of Termination shall be the thirtieth (30th) day following the transmission of Notice of Termination as specified in (a), (b), or (c) of this section


4. OBLIGATIONS OF NFM UPON EARLY TERMINATION.

         (A) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, NFM shall terminate Executive's employment other than for Cause, death or Disability or Executive shall terminate employment for Good
Reason:

         (i) NFM shall pay to Executive, within thirty days after the Date of Termination, any accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by Executive under Section 2(B), to the extent not previously paid (the sum of the amounts described in this subsection shall be hereinafter referred to as the "Accrued Obligations").

         (ii) NFM shall continue to pay to Executive, in regular bi-weekly installments Executive's Base Salary under the Agreement for the duration of the Employment Period. If Executive commences employment with another employer, or if Executive engages in other work for compensation, then NFM's obligation to pay bi-weekly installments shall be reduced or eliminated to the extent Executive receives compensation from the other employer or work.


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


         (iii) NFM shall continue to provide benefits to Executive at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies which are generally applicable to other peer executives, for the duration of the Employment Period (the "Welfare Benefit Continuation"). If Executive commences employment with another employer and is eligible to receive medical or other welfare benefits under another employer-provider plan, the medical and other welfare benefits to be provided by NFM as described herein shall terminate.

         (B) DEATH. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligation to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination).

         (C) CAUSE; OTHER THAN FOR GOOD REASON. If Executive's employment shall be terminated for Cause or Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to Executive the Accrued Obligations and the amount of any compensation previously deferred by Executive, in each case to the extent theretofore unpaid, all of which shall be paid in cash within thirty (30) days of the Date of Termination.


         (D) DISABILITY. If Executive's employment shall be terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to Executive in a lump sum in cash within thirty (30) days of the Date of Termination. Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of NFM and their families. In addition, NFM shall continue to pay to Executive in regular biweekly installments, Executive's base salary under the Agreement for a period of six months following termination.

         (E) In the event that NFM is obligated hereunder to pay Welfare Benefit Continuation to Executive following termination of Executive's employment, NFM may satisfy its obligation to pay the medical insurance component of the Welfare Benefit Continuation by advancing COBRA payments for the benefit of Executive.



5. CHANGE IN CONTROL.

         (A) DEFINED. For purposes of this Agreement, a "Change in Control" of NFM shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

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


                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by NFM's then outstanding voting securities; or

                  (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of NFM as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connect with an actual or threatened proxy contest relating to the election of directors of NFM).

                  (iii) NFM merges with any other corporation after which a majority of the shares of the resulting entity are not held by the shareholders of NFM prior to the merger.

         (B) BONUS TO EXECUTIVE. In the event of a change of control based on the acquisition of shares in the public market at a price of $5.00 per share or higher, or in the event of a merger based on a valuation of NFM stock at a price of $5.00 per share or higher, then Executive shall receive, in addition to any other benefits hereunder, a bonus in the amount one year of base salary, to be paid in bi-weekly installments over a period of one year, following the end of the Employment Period.

6. CONFIDENTIAL INFORMATION.

         (A) CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" includes, without limitation, design information, manufacturing information, business, financial, and technical information, sales and processing information, product information, customers, customer lists, vendors, vendor lists, pricing information, corporation and personal business contact and relationships, corporation and personal business opportunities, software, computer disks or files, or any other electronic information of any kind, Rolodex cards or other lists of names, addresses or telephone numbers, financial information, projects, potential projects, current projects, projects in development and future projects, forecasts, plans, contracts, releases, and other documents, materials, writings or information, including those which are prepared, developed or created by Executive, or which come into the possession of Executive by any means or manner, and which relate directly or indirectly to NFM or any of its owners, predecessors, successors, subsidiaries, affiliates, and all of its shareholders, directors and officers (all of the above collectively referred to as "Confidential Information"). Confidential Information includes information developed by Executive in the course of Executive's services for NFM, as well as other Confidential Information to which Executive may have access in connection with Executive's services. Confidential Information also includes the confidential information of other individuals or entities with which NFM has a business relationship. Confidential Information shall not include any information (a) which is in the public domain or which enters the public domain through no act of omission of Executive or (b) which was in the possession of Executive prior to the commencement of his employment with NFM. For purposes of this section 6, the term "NFM" shall include all of its predecessors, subsidiaries and affiliates.

         (B) DUTY OF CONFIDENTIALITY. Executive will maintain in confidence and will not, directly or indirectly, disclose or use (or allow others working with or related to Executive to disclose or use), either during or after the term of this Agreement, any Confidential Information belonging to NFM, whether in oral, written, electronic or permanent form, except solely to the extent necessary to perform services on behalf of NFM. Upon termination of this Agreement, or at the request of NFM prior to its termination, Executive shall deliver forthwith to NFM all original Confidential Information (and all copies thereof) in Executive's possession or control belonging to NFM and all tangible items embodying or containing Confidential Information.

         (C) DOCUMENTS, RECORDS, ETC. All documents, records, data, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to Executive by NFM or are produced by Executive in connection with Executive's services will be and remain the sole property of NFM. Executive will return to NFM forthwith all such materials and property upon the termination of this Agreement o -1- r sooner if requested by NFM.

         (D) ASSIGNMENT OF RIGHTS. Executive shall make full and prompt disclosure to NFM of any and all designs, intellectual property, software, inventions, discoveries, or improvements (individually and collectively, "Inventions") made by Executive as a result or product of his employment relationship with NFM. Executive hereby assigns to NFM without additional compensation the entire worldwide right, title and interest in and to such Inventions, and related intellectual property rights and without limitation all copyrights, copyright renewals or reversions, trademarks, trade names, trade dress rights, industrial design, industrial model, inventions, priority rights, patent rights, patent applications, patents, design patents and any other rights or protections in connection therewith or related thereto, for exploitation in any form or medium, of any kind or nature whatsoever, whether now known or hereafter devised. To the extent that any work created by Executive can be a work for hire pursuant to U.S. Copyright Law, the parties deem such work a work for hire and Executive should be considered the author thereof. Executive shall, at the request of NFM, without additional compensation from time to time execute, acknowledge and deliver to NFM such instruments and documents as NFM may require to perfect, transfer and vest in NFM the entire right, title and interest in and to such inventions. In the event that Executive does not timely perform such obligations, Executive hereby makes NFM and its officers his attorney in fact and gives them the power of attorney to perform such obligations and to execute such documents on Executive's behalf. Executive shall cooperate with NFM upon NFM's request and at NFM's cost but without additional compensation in the preparation and prosecution of patent, trademark, industrial design and model, and copyright applications worldwide for protection of rights to any Inventions.


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


         (E) INJUNCTIVE RELIEF. Executive acknowledges that a violation or attempted violation on Executive's part of any agreement in this Section 5 will cause irreparable damage to NFM, and accordingly, Executive agrees that NFM shall be entitled as a manner of right to an injunction from any court of competent jurisdiction restraining any violation or further violation of such agreement by Executive; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies that NFM may have. Terms and agreements set forth in this Section 6 shall survive the expiration or termination of this Agreement for any reason. The existence of any claim of Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NFM of the covenants contained in this Agreement.

    7. NON-COMPETE; NON-SOLICITATION

         (A) NON-COMPETE. Except as set forth below, for a period commencing on the Effective Date hereof and ending one year after the date Executive ceases to be employed by NFM (the "Non-Competition Period"), Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any business which is a competitor of a substantial portion of NFM's business or of the business of any subsidiary of NFM (collectively, -1-a "Competitor"). For purposes of this Agreement, the term "Competitor" includes, but is not limited to, Playboy Enterprises, Private Media, and their affiliates and subsidiaries. Nothing herein shall prohibit Executive from being a passive owner of not more than five percent of the equity securities of a Competitor which is publicly traded, so long as he has no active participation in the business of such Competitor.

         (B) NON-SOLICITATION. During the Non-Competition Period, Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid others in inducing anyone working at NFM to cease working at NFM, or in any way interfere with the relationship between NFM and anyone working at NFM except in the proper exercise of Executive's authority or (ii) in any way interfere with the relationship between NFM and any customer, supplier, licensee or other business relation of NFM.

         (C) SCOPE. If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

         (D) INDEPENDENT AGREEMENT. The covenants made in this Section 7 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of Executive against NFM or any of its affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

    8.        ARBITRATION.

     No dispute between NFM (or any of its officers, directors, employees, subsidiaries or affiliates) and Executive, which is in any way related to the employment of Executive (including but not limited to claims of wrongful termination; racial, sexual or other discrimination or harassment; defamation; and other employment-related claims or allegations) shall be the subject of a lawsuit filed in state or federal court. Instead, any such dispute shall be submitted to binding arbitration before the American Arbitration Association ("AAA") or any other individual or organization on which the parties agree or which a court may appoint.(1) It is understood that both sides are hereby waiving the right to a jury trial.

     The arbitration shall be initiated in Boulder, Colorado and shall be administered by AAA under its commercial arbitration rules before a single arbitrator that shall be mutually agreed upon by the parties hereto. If the parties cannot agree on a single arbitrator, then an arbitrator shall be selected in accordance with the rules of AAA. The arbitration must be filed within six months of the act or omission which gives rise to the claim. Each party shall be entitled to take one deposition, and to take any other discovery as is permitted by the Arbitrator. In determining the extent of discovery, the Arbitrator shall exercise discretion, but shall consider the expense of the desired discovery and the importance of the discovery to a just adjudication.

     The Arbitrator shall render an award which conforms to the facts, as supported by competent evidence (except that the Arbitrator may accept written declarations under penalty of perjury, in addition to live testimony), and the law as it would be applied by a court sitting in the state of Colorado. The cost of arbitration shall be advanced equally by the parties; however, the Arbitrator shall have the power, in his discretion, to award some or all of the costs of arbitration and reasonable attorneys' fees to the prevailing party. Any party may apply to a court of competent jurisdiction for entry of judgment on the arbitration award.

     9. NO CONFLICTING OBLIGATIONS OF EXECUTIVE.

     Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person or entity, and that he has no rights or obligations which may conflict with the interests of NFM or with the performance of Executive's duties and obligations under this Agreement. Executive agrees to notify NFM immediately if any such conflicts occur in the future.

     10. SUCCESSORS.

----------------------
(1) Notwithstanding the above, either NFM or Executive may file with an appropriate state or federal court a claim for injunctive relief in any case where the filing party seeks provisional injunctive relief or where permanent injunctive relief is not available in arbitration. The filing of a claim for injunctive relief in state or federal court shall not allow either party to raise any other claim outside of arbitration.

         (A) This Agreement is personal to Executive and shall not be assignable by Executive.

         (B) This Agreement shall inure to the benefit of NFM and its successors and assigns. NFM may assign this Agreement to any successor or affiliated entity, subsidiary, sibling, or parent company.

    11.       MISCELLANEOUS

         (A) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to the principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement contains the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral pertaining to the subject matter hereof. This Agreement may not be amended or modified otherwise than by written agreement executed by Executive and by the designated representative of the Board.

         (B) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, or by email, or by hand delivery to such address as either party shall have furnished to the other in writing in accordance herewith. Notice may be given to NFM or Executive as follows:

 Executive:                                  NFM:
 10077 North 75th Street                     7007 Winchester Circle, Suite 200
 Longmont, Colorado 80503                    Boulder, Colorado 80301

 Notice to NFM also must be given to:

 Alan L. Isaacman
 Isaacman, Kaufman & Painter
 8484 Wilshire Boulevard, Suite 850
 Beverly Hills, California 90211
 Fax: 323/782-7744
 Email: isaacman@ikplaw.com

         (C). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (D) NFM may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (E) The failure of either party to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right either party may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


         IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from its Board of Directors, NFM has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


NEW FRONTIER MEDIA, INC.                               EXECUTIVE
A Colorado Corporation


By /s/ Karyn Miller                              /s/ Michael Weiner
--------------------                             -----------------------
                                                     Michael Weiner

JANUARY 7, 2004 AMENDMENT

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment, dated January 7, 2004 (the "Amendment") to the Employment Agreement, dated February 17, 2003 (the "Agreement"), by and between Michael Weiner (the "Executive") and New Frontier Media, Inc. ("NFM"). Terms not otherwise defined herein shall have the meaning described to them in the Agreement.

                                W I T N E S S T H

         WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

            EMPLOYMENT PERIOD. NFM hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by NFM, in accordance with the terms and conditions of this Agreement, for the period commencing on the date of this Agreement (the "Effective Date") and ending at midnight on March 31, 2006 (the "Employment Period").

         2. The Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

         3. This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Colorado applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

         4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.


                                       NEW FRONTIER MEDIA, INC.


                                       By:/s/ Karyn Miller
                                          --------------------------
                                       Name: Karyn Miller
                                            ------------------------
                                       Title: CFO
                                             -----------------------

                                       EXECUTIVE:


                                       /s/ Michael Weiner
                                       -----------------------------
                                       Michael Weiner

JANUARY 11, 2005 AMENDMENT
                           TO THE EMPLOYMENT AGREEMENT
                                     BETWEEN
                            NEW FRONTIER MEDIA, INC.
                                       AND
                                 MICHAEL WEINER


This amendment dated January 11, 2005 ("January 11, 2005 Amendment") amends the Employment Agreement dated February 17, 2003, and all amendments thereto (collectively the "Employment Agreement"), between New Frontier Media, Inc. ("NFM") and Michael Weiner ("Executive"). Unless otherwise defined in this January 11, 2005 Amendment, all defined terms used herein shall have the meaning as set forth in the Employment Agreement. The parties hereby agree to amend the Employment Agreement as follows:

Section 1. Employment Period
The end of the Employment Period shall be extended to midnight on March 31, 2007.

Section 2. Terms of Employment, Subsection (B)(i) Base Salary
For the period from April 1, 2005 to March 31, 2006, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than Four Hundred and Twenty Five Thousand Dollars ($425,000) per year. Thereafter, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than Five Hundred Thousand Dollars ($500,000) per year.

To the extent that this January 11, 2005 Amendment contains additional terms or terms that conflict with the Employment Agreement, the terms of this January 11, 2005 Amendment shall control. Other than the changes above, the terms and condition of the Employment Agreement remain unchanged and in full force and effect.


New Frontier Media, Inc.                         Executive

By:  /s/ Karyn Miller                            By: /s/ Michael Weiner
    ---------------------                            -----------------------
Name: Karyn L. Miller                            Name: Michael Weiner

Title: CFO